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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-62047, Form S-8 No. 333-105178, as amended by Post-Effective Amendment No. 1 to Form S-8) pertaining to the Newell Rubbermaid 401(k) Savings Plan of our report dated May 21, 2004, with respect to the financial statements and schedule of Newell Rubbermaid 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

                                                 /s/ Ernst & Young LLP
                                                 --------------------------
Chicago, Illinois                                Ernst & Young, LLP
June 24, 2004